                                                                 Exhibit 24.1

                               POWER OF ATTORNEY

     KNOW BY ALL MEN BY THESE PRESENT, the undersigned director of PDG ENVIRONMENTAL, INC., a Delaware Corporation, does make, constitute and appoint JOHN C. REGAN, with full power and authority to act as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead in any and all capacities, to sign the Registration Statement on Form S-8 for the Consultant Compensation Plan as of June 19, 1996 and to file such Registration Statement, so signed, with all exhibits thereto, with the Securities and Exchange Commission, hereby further granting unto said attorney-in-fact full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person; the undersigned hereby ratifies and confirms all that said attorney and agent, shall do or cause to be done by virtue hereof.


     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 15th day of July, 1996.


   /s/ RICHARD A. BENDIS                (SEAL)
- -----------------------------------
 Richard A. Bendis, Director